Exhibit 99.Cert

Item III

CERTIFICATION

I, Raymond J. Keefe, President, Chief Executive Officer and Chief Financial Officer of NRM Investment Company, certify that:

1. I have reviewed this report on Form N-Q of NRM Investment Company.

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the schedule of investments included in this report, fairly present in all material respects the investments of the registrant as of the end of the fiscal quarter for which the report is filed;

4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the registrant is made known to me, particularly during the period in which this report is being prepared and that such information is timely recorded, processed, summarized and reported;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under my supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures as of a date within 90 days prior to the filing date of this report, based on such evaluation;

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.  I have disclosed to the registrant’s auditors and Board of Directors:

(a) All significant deficiencies and material weaknesses in the design and operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize, and report financial information; and

(b) Any fraud, whether or not material, that involves management or other individuals or entities who have a significant role in the registrant’s internal control over financial reporting.

Date: July 30, 2012

NRM Investment Company

By: Raymond J. Keefe
/s/ Raymond J. Keefe
President, Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant) NRM Investment Company

By: Raymond J. Keefe
/s/ Raymond J. Keefe
President and Chief Financial Officer

Date: July 30, 2012